Exhibit 99.1

For Immediate Release	Contact:	Mark Chapman Tamalpais Bank 415-526-6485

Epic Bancorp’s Mark Garwood Speaker
At Sandler O’Neill West Coast Conference

San Rafael, CA—March 4, 2008— Mark Garwood, President and CEO of Epic Bancorp, will participate on the San Francisco Bay Area Banks Panel and will present at Sandler O’Neill’s 2008 West Coast Financial Services Conference at The Ritz-Carlton in San Francisco on Tuesday, March 11. Epic Bancorp based in San Rafael, CA, is the parent company of Tamalpais Bank and Tamalpais Wealth Advisors.

Garwood will discuss the banking environment in the North Bay and Epic Bancorp’s performance in this marketplace.

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com), based in San Rafael, CA, is the parent company of Tamalpais Bank and Tamalpais Wealth Advisors. The Company had $557 million in assets and $361 million in deposits as of December 31, 2007. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank

Tamalpais Bank (www.tambank.com), a wholly owned subsidiary of Epic Bancorp, operates seven branches in Marin County and loan production offices in Sacramento and Santa Rosa. The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, downtown San Rafael, Terra Linda and Tiburon/Belvedere. Each branch provides free-of-charge community rooms to local, non-profit organizations and participates actively in local organizations. For additional information, please contact Mark Chapman 415-526-6485.

About Tamalpais Wealth Advisors

Tamalpais Wealth Advisors, a wholly owned subsidiary of Epic Bancorp, specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Tamalpais Wealth Advisors had $281 million in assets under management as of December 31, 2007. For additional information about Tamalpais Wealth Advisors, please call Bill Osher at 415-526-4300.

# # #

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business and; (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.